                          ADVANCED MATERIALS GROUP, INC.

                                 2532 DUPONT DRIVE

                           IRVINE, CALIFORNIA 92612-1254

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Phone: (949) 474-7368                                       Fax: (949) 474-7732

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TO:   Board of Directors of Advanced Materials Group, Inc.: Steve Scott;
      Price Paschall; Alan Meltzer; Michael Ledeen; Maurice DeWald.

FROM: Timothy R. Busch, Chairman of the Board

DATE: September 11, 1998

RE:   OUR FILE NO. 2446-B-22.2

-------------------------------------------------------------------------------

     Enclosed is a signed Employment Contract between Steve Scott and the Company, in accordance with the past Resolution adopted by the Board of Directors.

     This will be subject to ratification at the next Board meeting. Please review it and if you have any comments contact Steve Scott directly.





TRB/os
Enclosure: Copy of letter to Steve Scott dated September 10, 1998
           Copy of Executed Employment Agreement
Cc: Leonard McGill (w/encl.)
    Douglas Graven (w/encl.)
icc: TRB; OCS.
Tckl: TRB:09/18/98
2446B/BD09098OS

                          ADVANCED MATERIALS GROUP, INC.

                                 2532 DUPONT DRIVE

                           IRVINE, CALIFORNIA 92612-1254

-------------------------------------------------------------------------------

Phone: (949) 474-7368                                       Fax: (949) 474-7732

-------------------------------------------------------------------------------
                                 September 11, 1998

PERSONAL & CONFIDENTIAL
-----------------------
Steve F. Scott
Advanced Materials Group, Inc.
20211 South Susana Road
Rancho Dominguez, CA 90221

     Re: OUR FILE NO. 2446-B-22.2

Dear Steve:

     Enclosed is a fully executed Employment Contract for your filing with the Company and your copy.

     Copies of this are being forwarded to the Board of Directors under separate cover.

     I reviewed the contract and based on my review, it appears to coincide with the Board Resolution. However, at the next monthly Board meeting we will have the Board ratify the Agreement in the full text that has been adopted, and we will authorize the Chairman to execute the same.


                              Very truly yours,


                              /s/ Timothy R. Busch
                              ------------------------------
                              TIMOTHY R. BUSCH
                              Chairman of the Board
                              Advanced Materials Group, Inc.
                              (949) 474-7368 Ext 100
                              email: tbusch@buschfirm.com
TRB/os
Enclosure: Employment Agreement
cc:   Board of Directors (w/encl.)
icc:  TRB; OCS.
Tckl: TRB:09/18/98
2446B/SCO09098OS

                            EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered July 1, 1998 by and between ADVANCED MATERIALS GROUP, INC corporation (the "Company") and STEVE F. SCOTT ("Executive").

                                  WITNESSETH:

     WHEREAS, the Company and Executive desire to enter into this Agreement to assure the Company of the continuing and exclusive service of Executive and to set forth the terms and conditions of Executive's employment with the Company.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1. TERM. The Company agrees to employ Executive and Executive hereby accepts such employment, in accordance with the terms of this Agreement, commencing July 1, 1998 and ending June 30, 2004, unless this Agreement is earlier terminated as provided herein.

     2. SERVICES AND EXCLUSIVITY OF SERVICES. So long as this Agreement shall continue in effect, Executive shall devote Executive's full business time, energy and ability to the business, affairs and interests of the Company and matters related thereto, shall use Executive's best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board of Directors of the Company (the "Board").

     Without the prior express written authorization of the Board, Executive shall not, directly or indirectly, during the term of this Agreement: (a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to the Company's business, whether alone, as a partner, officer, director, employee or significant investor of or in any other entity. (An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

     However, the expenditure of reasonable amounts of time for educational, charitable or investment activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement. Furthermore, this Agreement shall not be interpreted to prohibit Executive from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.

     Executive represents to the Company that Executive has no other outstanding professional commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

     3. DUTIES AND RESPONSIBILITIES. Executive shall serve as President and Chief Executive Officer of the Company for the duration of this Agreement. In the performance of executive duties, Executive shall report directly to the Board of Directors of the Company and shall be subject to the direction of the Board and to such limits on Executive's authority as the Board may from time to time impose.

     Executive agrees to observe and comply with the rules and regulations of the Company as adopted by the Board respecting the performance of Executive's duties and agrees to carry out and perform orders, directions and policies of the Company and its Board as they may be, from time to time, stated either orally or in writing. The Company agrees that the duties which may be assigned to Executive shall be usual and customary duties of the office(s) of President and Chief Executive Officer and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law. Executive shall have such corporate power and authority as shall reasonably be required to enable Executive to perform the duties required in any office that may be held.

     4. COMPENSATION.

     (a) BASE COMPENSATION.

     During the term of this Agreement, the Company agrees to pay Executive a base salary at the rate of $201,400 per year until December 1, 1998, and thereafter shall pay Executive a base salary at the rate of $225,000 per year, payable in accordance with the Company practices in effect from time to time the ("Base Salary"). Base Salary will be adjusted annually, to the median base salary based on market conditions and current size of the Company, measured by revenues, earnings, or market capitalization, or any other pertinent factors in an annual independent Compensation Survey such as the one conducted by Personnel Systems in April, 1998 for the Compensation Committee.

     (b) ADDITIONAL BENEFITS

     Executive shall also be entitled to all rights and benefits for which Executive is otherwise eligible under any bonus plan, incentive, participation or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that the Company may provide for Executive or (provided Executive is eligible to participate therein) for senior officers of the Company generally, as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits"). Until further notice during the term hereof, Executive will continue to receive the Additional Benefits he now receives, and in no event will his Additional Benefits be reduced below the current level.

     (c) PERIODIC REVIEW.

     The Board shall, prior to the end of each fiscal year, consider whether in its reasonable discretion to award a bonus to Executive based on Executive's performance, and the Company's performance, during such fiscal year.

     (d) PERQUISITES.

     Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices as in effect generally with respect to other senior executives of the Company.

     During the term of this agreement, the Company shall provide Executive with a vehicle allowance in the amount of at least $860 per month in accordance with the Company's automobile policy as from time to time in effect.

For business travel, Executive shall be authorized, and is encouraged, to fly business class when available; otherwise, Executive shall fly coach class.

     5. TERMINATION. This Agreement and all obligations hereunder (except the obligations contained in Sections 8, 9, 10, 11, 12, 13 and 14 (subject to the last sentence thereof) (Confidential Information, Inventions and Patents, Non-Competition, Non-Solicitation of Customers, Noninterference with Executives and Assistance in Patent Applications, Indemnity) which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

     (a) EXPIRATION OF TERM. The expiration of the term provided for in Section 1 or the voluntary termination by Executive or retirement from the Company in accordance with the normal retirement policies of the Company.

     (b) DEATH OR DISABILITY OF EXECUTIVE. For the purposes of this Agreement, disability shall mean the absence of Executive performing Executive's duties with the Company on a fulltime basis for a period of three consecutive months, or for shorter periods aggregating ninety or more business days in any twelve (12) month period, as a result of incapacity due to mental or physical illness which is determined to be total AND PERMANENT by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). If Executive shall become totally disabled as described above, Executive's employment may be terminated by written notice from the Company to Executive. If Executive's employment is terminated by reason of Executive's death or disability, this Agreement shall terminate without farther obligations to Executive (or Executive's heirs or legal representatives) under this Agreement, other than for (1) payment of the sum of (A) fifty percent (50%) of Executive's annual Base Salary, payable periodically as provided herein through June 30, 2004, (B) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon), (C) any accrued vacation pay, in each case to the extent not theretofore paid and (D) a pro rata portion of any bonus to which Executive would have been entitled pursuant to Section 4(b) (the sum of the amounts described in clauses (A), (B) (C) and (D) shall be hereinafter referred to as the "Accrued Obligations"), which (except as provided in
Section 5(b)(A)) shall be paid to Executive or Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days after the date of termination or any earlier time required by applicable law, and upon the recipient thereof signing a release in customary form and mutually satisfactory to the parties thereto; and (2) payment to Executive or Executive's estate or beneficiary, as applicable, of any amount due pursuant to the terms of any applicable welfare benefit plan (provided however that the amount of any insurance benefits or welfare benefit plans actually paid to Executive and with respect to which premiums were paid by the Company shall be deducted from the amount of the Accrued Obligations).

     (c) FOR CAUSE.

     The Company may terminate Executive's employment and all of Executive's rights to receive Base Salary and any Additional Benefits hereunder for cause. For purposes of this Agreement, the term "cause" shall be defined as any of the following:

      (i) Executive's material breach of any of the duties and responsibilities under this Agreement (other than as a result of incapacity due to Executive's disability);

     (ii) Executive's conviction by, or entry of a plea of guilty or nolo contenders in, a court of competent jurisdiction for a felony, or any crime which materially adversely affects the Company and/or its reputation in the community or which involves moral turpitude or is punishable by imprisonment in the jurisdiction involved;

     (iii) Executive's commission of an act of fraud upon the Company;

     (iv) Executive's willful failure or refusal to perform Executive's duties or responsibilities under this Agreement or Executive's material violation of any duty of loyalty to the Company or a breach of Executive's fiduciary duty.

     Notwithstanding the foregoing, Executive shall not be terminated for cause pursuant to clauses (i) through (iv) of this Section 5(c) unless and until Executive has received notice of a proposed termination for cause and Executive has had a reasonable opportunity to cure any curable breach of this Agreement and an opportunity to be heard before at least a majority of members of the Board. Executive shall be deemed to have had such an opportunity if given written or telephonic notice at least 72 hours in advance of a meeting if scheduled in California or five (5) days in advance if such meeting is scheduled outside California.

     (d) WITHOUT CAUSE.

     Notwithstanding any other provision of this Section 5, and subject to
Section 7, the Board shall have the right to terminate Executive's employment with the Company without cause at any time, provided however that within fifteen
(15) days following any such termination, other than as expressly provided in
Section 5(a), (b) or (c) or Section 7 herein, the Company shall pay to Executive a lump sum in cash equal to the aggregate of (i) two (2) times his most recent Annual Base Salary plus (ii) the aggregate annual cash value of his automobile allowance and health insurance. In circumstances in which Section 7 applies, this Section 5(d) shall not apply.

      (e) EXCLUSIVE REMEDY. Executive agrees that the payments expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of the Company in respect of Executive's employment with and relationship to the Company and that the payment thereof shall be the sole and exclusive remedy for any such termination of Executive's employment.

     6. BUSINESS EXPENSES.

     During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall reimburse Executive promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues but not the costs of (or dues associated with) maintaining club memberships, made and substantiated in accordance with policies, practices and procedures established from time to time by the Company generally with respect to other senior officers and incurred in the pursuit and furtherance of the Company's business and good will.

     7. CHANGE IN CONTROL.

     (a) If there should occur a "change in control" of the Company (or any successor), as defined below, and Executive is terminated during the term hereof following such Change of Control for any reason other than as provided in Sections 5(a), (b) or (c), then the Company, subject to Section 5 (c), shall, no later than fifteen (15) days after the date of termination, pay to Executive a lump sum severance payment equal to (i) five (5) times the aggregate amount of his most recent annual Base Salary, plus (ii) the amount of the cash value of his automobile allowance and health insurance for the remainder of the term hereof.

     (b) For purposes of the foregoing provisions, a "change of control" means, and shall be deemed to have taken place, if, (i) any person or entity or group of affiliated persons or entities, including a group which is deemed a "person" by Section I 3(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof first acquires in one or more transactions, at least one of which is after the date of this Agreement, ownership of 25% or more of the outstanding shares of stock then entitled to vote in the election of directors of the Company, and (ii) as a result of, or in connection with, any such acquisition or any related proxy contest, cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets of the Company or any combination of the foregoing transactions (other than a transaction unanimously approved by the members of the Board voting thereon), hereinafter referred to as a "Transaction", the persons who were directors of the Company immediately before the acquisition shall cease to constitute three-fourths of the membership of the Board or any successor to the Company during the period commencing with the consummation of the Transaction and ending on the first to occur of the first anniversary of such date or the conclusion of the next meeting of shareholders to elect directors, except to the extent that any new directors during such period were elected or nominated by at least three-fourths of such persons (or new directors who were so nominated or elected). "OWNERSHIP means beneficial or record ownership, directly or indirectly, other than (i) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee, or a securities depositary system), (ii) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares, (iii) by a person who is not required to file statements on Schedule 13D by virtue of Rule 13d-1(b) of the Securities and Exchange Commission under the Exchange Act, or (iv) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending and for purposes of their public resale or planned private placement in increments of less than such 25% amount, or by specified controlling persons as of the date hereof or their respective successors. Without limitation, the right to acquire ownership shall not of itself constitute ownership of shares.

     8. CONFIDENTIAL INFORMATION.

     Executive acknowledges that the nature of Executive's engagement by the Company is such that Executive shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its Affiliates (the "Confidential Information"). Executive shall keep all such Confidential Information in confidence during the term of this Agreement and at any time thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by the Company. Upon termination of Executive's employment with the Company, Executive shall deliver to the Company all documents, records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Executive, the Company or anyone else.

     9. INVENTIONS AND PATENTS.

     Except as may be limited by Section 2870 of the California Labor Code, all inventions, designs, improvements, patents, copyrights and discoveries conceived by Executive during the term of this Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Executive will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.

     Executive acknowledges hereby receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Executive) does not apply fully to an invention which qualifies fully under California Labor Code Section 2870.

     10. NON-COMPETITION.

     In order to protect the Confidential Information, Executive agrees that during the term of Executive's employment, and for a period of two year(s) thereafter, Executive shall not directly, or indirectly, whether as an owner, partner, shareholder, agent, employee, creditor, or otherwise, promote, participate or engage in any activity or other business competitive with the Company's business or the business of any present Affiliate of the Company in any of the counties in California or in any state in the United States, or in any other country in the world in which the Company currently operates if such activity or other business involves any use by the Executive of any of the Confidential Information.

     11. NON-SOLICITATION OF CUSTOMERS.

     Executive agrees that for a period of two (2) year(s) after the termination of employment with the Company, Executive will not, on behalf of Executive or on behalf of any other individual, association or entity, call on any of the customers of the Company or any Affiliate of the Company for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or any Affiliate of the Company, nor will Executive in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Executive or any other person or entity by or with which Executive is employed, associated, affiliated or otherwise related.

     12. NONINTERFERENCE WITH EXECUTIVES.

     In order to protect the Confidential Information, Executive agrees that during the term hereof and for a period of two year(s) thereafter, Executive will not, directly or indirectly, induce or entice any Executive of the Company to leave such employment or cause anyone else to leave such employment.

     13. ASSISTANCE IN PATENT APPLICATIONS.

     Executive agrees to assist the Company in obtaining United States or foreign letters patent and copyright registrations covering inventions assigned hereunder to the Company and that Executive's obligation to assist the Company shall continue beyond the termination of Executive's employment but the Company shall compensate Executive at a reasonable rate for time actually spent by Executive at the Company's request with respect to such assistance. If the Company is unable because of Executive's mental or physical incapacity or for any other reason to secure Executive's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions assigned to the Company, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Executive now or hereafter may have for infringement of any patent or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company. Executive will further assist the Company in every way to enforce any copyrights or patents obtained including, without limitation, testifying in any suit or proceeding involving any of the copyrights or patents or executing any documents deemed necessary by the Company, all without further consideration but at the expense of the Company. If Executive is called upon to render such assistance after the termination of Executive's employment, then Executive shall be entitled to a fair and reasonable per them fee in addition to reimbursement of any expenses incurred at the request of the Company.

     14. INDEMNITY.

     To the fullest extent permitted by applicable law and the bylaws of the Company, as from time to time in effect, the Company shall indemnify Executive and hold Executive harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain or maintain coverage for Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility. To the same extent, the Company will pay and, subject to any legal limitations, advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Executive in connection with the defense of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Executive by reason of Executive's service as an officer or agent of the Company or of any Affiliate of the Company. Executive's right to indemnity shall survive any termination of this Agreement, save as to any matter which resulted in Executive's being terminated for cause hereunder.

     15. REMEDIES.

     The parties hereto agree that the services to be rendered by Executive pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Executive of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Executive hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Executive. This Section 15 shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

     16. SEVERABILITY.

     If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

     17. SUCCESSION.

     This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement, by operation of law or otherwise. The obligations and duties of Executive hereunder are personal and otherwise not assignable. Executive's obligations and representations under this

Agreement will survive the termination of Executive's employment, regardless of the manner of such termination.

     18. NOTICES.

     Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company to its principal office at:

     Advanced Materials Group, Inc.
     20211 5. Susana Road
     Rancho Dominguez, CA 90221
     Attention: Chairman of the Board

or at such other address as the Company may from time to time in writing designate, and if to Executive at such address as Executive may from time to time in writing designate. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 18, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

     19. ENTIRE AGREEMENT.

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Executive's employment by the Company, including without limitation the agreement dated May 2,1997.

     20. AMENDMENTS.

     No amendment or modification of the terms of this Agreement shall be valid unless made in writing and duly executed by both parties.

     21. WAIVER.

     No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof of any other right, nor shall any single or partial exercise preclude any farther or other exercise of such right or any other right.

     22. GOVERNING LAW.

     This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law doctrines and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of California, County of Los Angeles.

     23. ATTORNEYS' FEES.

     If any litigation shall occur between Executive and the Company which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of such litigation, including reasonable attorneys' fees and costs.

     24. WITHHOLDING.

     All compensation payable hereunder, including salary and other benefits shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

25. COUNTERPARTS.

     This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

     26. HEADINGS.

     Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     27. REPRESENTATION BY COUNSEL: INTERPRETATION.

     The Company and Executive each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       THE COMPANY

                                       Advanced Materials Group, Inc.


                                       /s/ Timothy R. Busch
                                       ---------------------------------
                                       By:  Timothy R. Busch
                                       Its: Chairman

                                       EXECUTIVE

                                       /s/ Steve F. Scott
                                       ---------------------------------
                                       Steve F. Scott

                                       935 Third Street
                                       Hermosa Beach, CA 90254